Exhibit 99.906CERT

ONEAMERICA FUNDS, INC. One American Square, P.O. Box 368 Indianapolis, IN 46206-0368	Phone (317) 285-1877

OneAmerica Funds, Inc.

N-CSR Filing

906 Certification

I, J. Scott Davison, President of OneAmerica Funds, Inc. (the “Registrant”), certify to the best of my knowledge:

(1)                                  The Form N-CSR of Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	8-31-12	/s/ J. Scott Davison
J. Scott Davison
President

OneAmerica Funds, Inc.

N-CSR Filing

906 Certification

I, Daniel Schluge, Treasurer of OneAmerica Funds, Inc. (the “Registrant”), certify to the best of my knowledge:

(1)          The Form N-CSR of Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	8-29-12	/s/ Daniel Schluge
Daniel Schluge
Treasurer